Exhibit 10.10
MANUFACTURING TECHNOLOGY ESCROW AGREEMENT
          This Agreement dated as of May 8, 2001
     AMONG:

SMITH & NEPHEW INC.,
SMITH & NEPHEW, INC., and
T.J. SMITH & NEPHEW LIMITED
(collectively, the “User”)
OF THE FIRST PART

-and -

WESTAIM BIOMEDICAL CORP., and
WESTAIM BIOMEDICAL INC.,
(collectively, the “Developer”)
OF THE SECOND PART

- and -

MONTREAL TRUST COMPANY OF CANADA,
a trust company incorporated under
the laws of Canada (the “Escrow Agent”)
OF THE THIRD PART
WHEREAS:
A.	The Developer has developed and is continuing to develop and enhance certain unpatented proprietary technology and know-how relating to the manufacture of the Products (as defined herein) (the “Manufacturing Technology”), the manufacture and supply (exclusively within the Field (as defined herein)) and use of such Products having been contracted by the Developer to the User pursuant to the terms and conditions of a supply agreement of even date herewith (the “Supply Agreement”), a copy of which is attached as Schedule “A” hereto;

B.	The Manufacturing Technology is evidenced by certain present and future documentation and manuals which set out and describe all manufacturing processes and procedures comprising the Manufacturing Technology in respect of each Product, whether stored on written, magnetic or optical media, which shall be complete and accurate and sufficient to permit a person reasonably skilled in the art to be able to implement the manufacturing of the Products with the Equipment, as the same may be modified, supplemented or amended from time to time (the “Manuals”); and

C.	The Developer has agreed with the User to deposit the Manuals relating to the Manufacturing Technology with the Escrow Agent to be held as hereinafter set forth.
NOW THEREFORE in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.	Definitions

In this Agreement, terms and expressions defined in the descriptions of the parties, in the recitals or the body hereof shall have those meanings herein, and:
(a)	“Agreement” means this escrow agreement together with all Schedules attached hereto;

(b)	“Equipment” has the meaning ascribed thereto in the Supply Agreement;

(c)	“Event of Default” has the meaning ascribed thereto in the Security Trust Agreement;

(d)	“Release Event” means any event entitling the User to practice its Manufacturing License as contemplated under the Supply Agreement or any Event of Default;

(e)	“Escrowed Materials” means the Manuals relating to the Manufacturing Technology, and all related documentation and records, in whatsoever form, including all corrections, modifications, enhancements and improvements from time to time made by the Developer and deposited with the Escrow Agent as Revisions;

(f)	“Field” has the meaning ascribed thereto in the Supply Agreement;

(g)	“License and Development Agreement” has the meaning ascribed thereto in the Supply Agreement;

(h)	“Manufacturing License” has the meaning ascribed thereto in the Supply Agreement;

(i)	“Products” has the meaning ascribed thereto in the Supply Agreement;

(j)	“Revisions ” means any corrections, revisions, updates or enhancements made by the Developer to the Manufacturing Technology or the Manuals from time to time; and

(k)	“Security Trust Agreement” means the Security Trust Agreement dated as of May 8, 2001 between Westaim Biomedical Corp. and Montreal Trust Company of Canada, as security trustee.
2.	License and Deposit of Escrowed Materials

2.1	The Developer hereby grants to the User a license to use the Escrowed Materials, as and when the same are released from escrow pursuant to Section 4.1 of this Agreement, for the sole purpose of enabling the User to make or have made such Products for sale by the User under the terms and conditions of a License and Development Agreement of even date herewith between the Developer and the User; provided that the User shall not be entitled to, and the User covenants that it will not, dispose of any interest in the Escrowed Materials to any person without first having obtained the prior written consent of the Developer. For that purpose, any consent given by the Developer under the Supply Agreement shall be deemed to be consent given by the Developer under this Agreement.

2.2	Within ten (10) business days of the execution of this Agreement by all parties, the Developer shall deposit the Escrowed Materials with the Escrow Agent to be held by the Escrow Agent in trust for the benefit of the User pursuant to the terms of this Agreement. Concurrent with the making of such deposit, the Developer shall deliver to the User a certificate of an officer who by his or her position will have knowledge stating that copies of all Manuals relating to the Manufacturing Technology in its possession or control have been deposited with the Escrow Agent as Escrowed Materials and that the Escrowed Materials are complete and accurate and sufficient to permit a person reasonably skilled in the art to be able to implement the manufacture of the Products with the Equipment. The Developer shall deliver a certificate of an officer who by his or her position will have knowledge to the User annually upon the anniversary of this Agreement becoming effective restating the same.

2.3	In the event the Developer makes any Revisions to the Manufacturing Technology or the Manuals, the Developer shall promptly, and in any event, within thirty (30) business days of the release to any of its customers of each of such Revisions, deposit with the Escrow Agent documentary materials evidencing such Revisions, and the Developer shall concurrently provide notice of same to the User together with an updated certification as contemplated by Section 2.2.

2.4	Promptly upon its receipt of any Escrowed Materials, the Escrow Agent shall place the Escrowed Materials so deposited in document envelopes, sealed and initialed, which envelopes will then be placed in dual custody in a fireproof chest in the hands of the Escrow Agent’s security custodians in its Administration Department. The Escrow Agent shall notify the User and the Developer of the location of such facility and shall thereafter notify the User and the Developer in writing prior to any change in such location. The Escrow Agent has no duty to exercise in the custody and care of the Escrowed Materials a higher standard than that required for other contents of the vault or safety deposit box or other place of safekeeping chosen by the Escrow Agent for the storage of the Escrowed Materials, and shall not be responsible for any deterioration of the Escrowed Materials through the lack of controlled environmental conditions for storage, shelf life of the media used or any other deterioration of its quality, or unless such deterioration results from the gross negligence or willful misconduct of the Escrow Agent.

2.5	The Escrow Agent shall acknowledge its receipt of each deposit of Escrowed Materials by confirmation in writing to each of the User and the Developer within fourteen (14) days of each such deposit.

2.6	The Developer will replace any and all Escrowed Materials in the event of any loss or damage to the Escrowed Materials held by the Escrow Agent.

2.7	The Developer hereby represents, warrants and covenants in favour of the User that the Escrowed Materials are and shall continue to be complete and accurate and sufficient to permit a person reasonably skilled in the art to implement the manufacture of the Products with the Equipment.

3.	Term of Agreement

This Agreement shall commence upon its execution by the last of the parties to sign and shall terminate only upon the earlier to occur of:
(a)	the date on which the Escrow Agent delivers the Escrowed Materials to the User in accordance with the provisions of this Agreement,

(b)	the date on which the User elects to terminate this Agreement pursuant to Section 20.5 hereof; or

(c)	upon the joint notice of the User and Developer that the Supply Agreement has expired or terminated.
4.	Release From Escrow

4.1	Upon the occurrence of a Release Event, and upon the expiry of any relevant cure periods contemplated by the Supply Agreement and/or the Security Trust Agreement and subject to Section 5.4 of the Security Trust Agreement (where the Release Event is an Event Default), if the User delivers to the Escrow Agent and Developer a statutory declaration sworn by a senior officer of the User setting forth the particulars of a Release Event (the “Release Notice”), the Escrow Agent shall, subject to Section 4.2, deliver the Escrowed Materials to the User in accordance with any delivery instructions specified by the User.

4.2	Without in any way extending any cure period provided for in the Supply Agreement or the Security Trust Agreement, the Developer shall have ten (10) days from the date it receives a Release Notice to deliver to the Escrow Agent and the User a notice (the “Objection Notice”) stating that no such Release Event has occurred, or any such Release Event has been remedied or cured. The Objection Notice shall take the form of a statutory declaration and describe the circumstances pursuant to which there is no such Release Event, or any such Release Event has been remedied or cured, to which shall be attached true and complete copies of all relevant documents establishing or confirming the same.

4.3	Subject to Section 4.4, if there is any dispute between the User and the Developer as to whether any such Release Event has occurred or has been remedied, such dispute shall be resolved in accordance with the dispute resolution provisions of the Supply Agreement.

4.4	To the extent that the Developer has not responded to the Release Notice within the time set forth in Section 4.2 hereof, then the Escrow Agent shall deliver the Escrowed Materials to the User notwithstanding the dispute resolution provisions of the Supply Agreement.

4.5	The Escrow Agent shall have no duty to inquire into the due authorization, execution or delivery of any Release Notice or Objection Notice, or the accuracy, veracity, validity or sufficiency of any statement, fact or circumstance set out in or referred to in any such notice.

4.6	Upon the Escrow Agent receiving written notice of termination of the Supply Agreement, provided that no Event of Default has occurred, the Escrow Agent shall within a period of ten (10) days thereafter release to the Developer all Escrowed Materials then in its possession, and the Escrow Agent shall then be discharged from all of its obligations under this Agreement.

4.7	If, during the period that the Escrow Agent has custody of the Escrowed Materials, any loss or damage to the Developer’s copies of the Escrowed Materials should occur, the Developer shall have the right to access the Escrowed Materials during business hours of the Escrow Agent for the purpose of reproducing and copying the same for the Developer’s records.

5.	Verification of Escrowed Materials

The User shall have the right, from time to time but not more frequently than once with respect to each deposit with the Escrow Agent made by the Developer pursuant to Sections 2.2, 2.3 and 2.6 hereof, to request the Developer to verify that the Escrowed Materials then on deposit are complete and otherwise satisfy the requirements of Sections 2.2 and 2.7 hereof.

6.	Indemnification of Escrow Agent

The Escrow Agent shall not, by reason of its execution of this Agreement, assume any responsibility or liability for any transactions between the User and the Developer other than for the performance of its obligations with respect to the Escrowed Materials in accordance with this Agreement. Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof, or otherwise at law, each of the User and the Developer hereby agrees to indemnify and hold harmless the Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence, willful misconduct or bad faith of the Escrow Agent. This provision shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

7.	Non-Disclosure by Escrow Agent or User

Except as provided in this Agreement, the Escrow Agent and the User each agree not to disclose or otherwise make available to any third person whatsoever, or make any use whatsoever or copy the Escrowed Materials, without the prior written consent of the Developer or an order of a court of competent jurisdiction compelling the disclosure of the Escrowed Materials.

8.	Compensation of Escrow Agent

The fees of the Escrow Agent in relation to its duties hereunder shall be payable by both the User and Developer (each as to 50% of such fees) and are as follows:
(a)	an initial fee of Cdn. $10,000 for accepting deposit of the Escrowed Materials,

(b)	an annual fee of Cdn. $2,500, payable in advance, on the date of deposit of the Escrowed Materials for the first year and on each anniversary date thereafter during the term of this Agreement for each subsequent year, plus any disbursements and all applicable taxes, plus any fees actually incurred in performing its duties hereunder calculated on an hourly basis at the hourly rate of the representatives of the Escrow Agent involved in the performance of such duties. If either the User or the Developer (the “non-paying party”) fails to pay to its proportionate share of such fees to the Escrow Agent, then the User or the Developer, as the case may be, shall (1) pay such proportionate share to the Escrow Agent on behalf of the non-paying party and (2) shall have the right to set-off such proportionate share against any amounts payable by such non-paying party to the User or the Developer, as the case may be, all in accordance with and pursuant to the provisions of Section 3.7 of the Supply Agreement.

9.	Duties of Escrow Agent

The Escrow Agent undertakes to take all steps to ensure the safety and privacy of the Escrowed Materials retained by it during the currency of this Agreement and to fulfill the duties and responsibilities provided for herein. The Escrow Agent shall have no obligation or liability under any other agreement to which it is not a party, notwithstanding that reference thereto may be made herein.

10.	Acceptance of Duties

The Escrow Agent hereby accepts the duties in this Agreement required to be performed by the Escrow Agent and agrees to perform the same upon the terms and conditions set forth in this Agreement.

11.	No Responsibility of Escrow Agent

The Escrow Agent shall not be responsible for the sufficiency, genuineness or validity of or title to the Escrowed Materials deposited with the Escrow Agent hereunder or of any assignment thereof. Nor shall the Escrow Agent incur any liability or be responsible for the consequences of any breach on the part of the User and/or the Developer of any of the covenants herein contained or of any acts of agents or servants of the User and/or the Developer.

12.	Right to Counsel

The Escrow Agent shall have the right to consult with and obtain advice from legal counsel appointed by it, who may but need not be legal counsel for the Developer in the event of any questions as to any of the provisions hereof or its duties hereunder and it shall incur no liability and be fully protected in acting or not acting in good faith in accordance with any opinion or instruction of such counsel. The cost of services shall be added to and be part of the annual fee hereunder.

13.	Access by Others

The Escrow Agent shall not be responsible for any corporate personnel of Developer having authorized access to the Escrowed Materials and causing such Escrowed Materials during such access to be: changed, erased, added to, magnetized or any other kind of mutilation, destruction or change being performed. Control and supervision of such authorized access to such corporate personnel is and shall be the responsibility of the Developer.

14.	Reliance

The Escrow Agent may rely upon any instrument in writing believed by the Escrow Agent to be genuine and sufficient and properly presented in accordance with the terms of this Agreement, including this Agreement itself, and the Escrow Agent shall not be liable or responsible for any action taken or omitted to be taken in reliance upon the provisions thereof. The Escrow Agent may employ or retain such counsel or other experts or advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder.

15.	Delivery by Escrow Agent

The Developer and the User agree that, upon delivery of the Escrowed Materials by the Escrow Agent to either party as required by this Agreement, the Escrow Agent shall not be responsible for the content of such materials, and any responsibility of the Escrow Agent will be limited to delivery thereof as required by this Agreement.

16.	Not Required to Risk Own Funds

None of the provisions herein contained shall require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or powers unless indemnified as aforesaid.

17.	Third Party Proceedings Against Escrow Agent

In case any property held by the Escrow Agent hereunder shall be attached, garnished or levied upon under any order of a court or the delivery thereof shall be stayed or enjoined by any order of any court or any other order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, the Escrow Agent is hereby expressly authorized in its sole discretion to interplead or obey and comply with all writs, orders, final judgments or decrees so entered or issued and in case the Escrow Agent obeys and complies with any such writ, order, final judgment or decree, the Escrow Agent shall not be liable to any of the other parties hereto, their successors, heirs or personal representatives or to any other person, firm or corporation by reason of interpleading or compliance.

18.	Replacement of Escrow Agent

The Escrow Agent may resign and be discharged from all further duties and liabilities hereunder by giving to the User and the Developer ninety (90) days notice in writing. In the event of the Escrow Agent resigning as aforesaid, a new escrow agent, which shall be a Canadian chartered bank or trust company acceptable to the User and the Developer shall be appointed by the Escrow Agent and, failing agreement between the User and the Developer, the Escrow Agent may apply to the Court of Queen’s Bench of Alberta, on such notice as the Court may direct, for the appointment of a new escrow agent without any further assurance, conveyance, act or deed.

19.	Entire Agreement

This Agreement contains the entire agreement between the parties with respect to the subject matter herein of this date, and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to its subject matter.

20.	Miscellaneous Provisions

20.1	The rights and obligations of the parties pursuant to this Agreement shall be binding upon, and shall enure to the benefit of the parties hereto and their respective successors and assigns.

20.2	This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and the parties hereby exclusively attorn to the jurisdiction of the courts of competent jurisdiction in the Province of Alberta located, where available, in the Judicial Centre of Calgary.

20.3	In this Agreement, time is of the essence.

20.4	If either of the Developer or the User should assign the Supply Agreement to an “Affiliate” (as defined in the Supply Agreement), then such assignment shall be deemed to be an assignment of this Agreement to the same Affiliate, and any consent given by either of the Developer or the User to the other of an assignment under the Supply Agreement shall be deemed to constitute consent to assignment under this Agreement.

20.5	The User and the Developer each acknowledge and agree that:
(a)	the Escrow Agent has sold its corporate trust business and that such business is, as of the date of this Agreement, owned and operated by Computershare Trust Company of Canada (“Computershare”), and

(b)	the Escrow Agent may assign this Agreement and any ancillary agreements executed in connection herewith, and all of its rights and obligations thereunder, to Computershare. Any such assignment shall be effective without the need for any further notice or advice to, or approval of, any other person and without any further act or formality whatsoever.
20.6	The User may elect to terminate this Agreement at any time by giving written notice to the Developer and the Escrow Agent, provided however that the User has paid and satisfied in full all fees owing to the Escrow Agent under this Agreement. In such case, the Escrow Agent shall return all Escrowed Materials currently in its possession to the Developer, and the Escrow Agent shall then be discharged from all of is obligations under this Agreement.

20.7	For the purposes of this Agreement, the parties agree that Westaim Biomedical Corp. shall act as agent for all parties comprising the Developer, and that Smith & Nephew, Inc. shall act as agent for all parties comprising the User, for all matters under this Agreement.

21.	Notice

Any notice, request, demand, consent or other communication provided or permitted hereunder shall be in writing and given by personal delivery, or sent by double registered mail, or transmitted by telex, telegram or facsimile, addressed to the party for which it is intended addressed as follows:

If to the User:	c/o Smith & Nephew, Inc.
11775 Starkey Road
P.O. Box 1970
Largo, Florida 33799-1970

Telecopy Number: (727) 398-4206
Attention: President

with a copy to:

c/o Smith & Nephew, Inc.
1450 Brooks Road
Memphis, Tennessee 38116

Telecopy Number: (901)396-7824
Attention: General Counsel

If to the Developer:	c/o Westaim Biomedical Corp.
10102–114 Street
Fort Saskatchewan, Alberta T8L 3W4

Telecopy Number: (780) 992-5300
Attention: President

with a copy to:

c/o Westaim Biomedical Corp.
1010,144 – 4th Avenue S.W.
Calgary, Alberta T2P 3N4

Telecopy Number: (403) 237-8181
Attention: President

and a copy to:

c/o Westaim Biomedical Corp.
One Hampton Road, Suite 302
Exeter, New Hampshire 03833

Telecopy Number: (603) 778-6393
Attention: President

If to the Escrow Agent:	710, 530-8th Avenue S.W.
Calgary, Alberta T2P 3S8

Telecopy Number: (403) 267-6598
Attention: Manager, Corporate Trust Department
provided, however, that any party may change its address for purposes of receipt of any such communication by giving ten (10) days prior written notice of such change of the other party in the manner prescribed above. Any notice so given shall be deemed to have been received on the date on which it was delivered or transmitted by telex, telegram or facsimile or, if double registered mail, on the date of authorized receipt.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

WESTAIM BIOMEDICAL CORP.		SMITH & NEPHEW INC.

Per:	/s/ Scott H. Gillis	Per:	/s/ David A. Trollope

Per:	/s/ Barry M. Heck	Per:	/s/ Stephen Lang

WESTAIM BIOMEDICAL INC.		SMITH & NEPHEW, INC.

Per:	/s/ Scott H. Gillis	Per:	/s/ David A. Trollope

Per:	/s/ Barry M. Heck	Per:	/s/ Stephen Lang

T.J. SMITH & NEPHEW LIMITED

		Per:	/s/ David A. Trollope

		Per:	/s/ Stephen Lang

MONTREAL TRUST COMPANY OF
CANADA, in its capacity as Escrow Agent

Per:

Per:

SCHEDULE “A”
SUPPLY AGREEMENT

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

WESTAIM BIOMEDICAL CORP.	SMITH & NEPHEW INC.

Per:	Per:

Per:	Per:

WESTAIM BIOMEDICAL INC.	SMITH & NEPHEW, INC.

Per:	Per:

Per:	Per:

T.J. SMITH & NEPHEW LIMITED

Per:

Per:

MONTREAL TRUST COMPANY OF
CANADA, in its capacity as Escrow Agent

	Per:	/s/ [ILLEGIBLE]

	Per:	/s/ [ILLEGIBLE]